certification

Darrell Crate, Principal Executive Officer, and Michael Montague, Principal Financial Officer of James Alpha Funds Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
James Alpha Funds Trust		James Alpha Funds Trust

/s/ Darrell Crate		/s/ Michael Montague
Darrell Crate		Michael Montague
Date:	08/05/2025	Date:	08/05/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.